Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 59	Trade Date: 9/15/2003
(To Prospectus dated July 22, 2002)	Issue Date: 9/18/2003

The date of this Pricing Supplement is September 15, 2003

CUSIP or Common Code:	41013MUQ1	41013MUR9	41013MUS7	41013MUT5	41013MUU2
Price to Public:	100.000%	100.000%	100.000%	100.000%	100.000%
Proceeds to Issuer:	$667,800.00	$2,201,248.00	$1,306,800.00	$1,173,340.00	$1,418,854.00
Discounts and Commissions:	0.625%	0.800%	1.000%	1.400%	1.400%
Reallowance:	0.150%	0.150%	0.150%	0.200%	0.200%
Dealer:	99.500%	99.350%	99.200%	98.800%	98.800%
Maturity Date:	9/15/2006	9/15/2007	9/15/2008	9/15/2011	9/15/2011
Stated Annual Interest Rate:	2.550%	3.100%	3.650%	Step: 2.750% through 9/14/2005, and 6.000% thereafter (unless called)	4.400%
Interest Payment Frequency:	Monthly	Monthly	Monthly	Monthly	Monthly
First Payment Date:	10/15/2003	10/15/2003	10/15/2003	10/15/2003	10/15/2003
Additional Amounts:	N/A	N/A	N/A	N/A	N/A
Survivor’s Option:	Yes	Yes	Yes	Yes	Yes
Callable by Issuer:	No	No	No	Yes	No
If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	N/A	N/A	9/15/2005 Callable one time only at 100% on call date above with 30 days notice.	N/A
Original Issue Discount[1]:	N/A	N/A	N/A	N/A	N/A
Other Material Terms (if any):	N/A	N/A	N/A	N/A	N/A

1For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.

Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 59	Trade Date: 9/15/2003
(To Prospectus dated July 22, 2002)	Issue Date: 9/18/2003

The date of this Pricing Supplement is September 15, 2003

CUSIP or Common Code:	41013MUV0	41013MUW8	41013MUX6	41013MUY4
Price to Public:	100.000%	100.000%	100.000%	100.000%
Proceeds to Issuer:	$697,380.00	$2,899,357.50	$2,424,825.00	$24,148,147.50
Discounts and Commissions:	1.500%	1.750%	2.500%	2.750%
Reallowance:	0.200%	0.275%	0.350%	0.350%
Dealer:	98.800%	98.600%	97.850%	97.600%
Maturity Date:	9/15/2013	9/15/2015	9/15/2023	9/15/2028
Stated Annual Interest Rate:	4.900%	5.350%	5.800%	6.000%
Interest Payment Frequency:	Quarterly	Semi	Semi	Semi
First Payment Date:	12/15/2003	3/15/2004	3/15/2004	3/15/2004
Additional Amounts:	N/A	N/A	N/A	N/A
Survivor’s Option:	Yes	Yes	Yes	Yes
Callable by Issuer:	No	Yes	Yes	Yes
If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	3/15/2006 Callable one time only at 100% on call date above with 30 days notice.	9/15/2007 Callable one time only at 100% on call date above with 30 days notice.	9/15/2008 Callable one time only at 100% on call date above with 30 days notice.
Original Issue Discount[2]:	N/A	N/A	N/A	N/A
Other Material Terms (if any):	N/A	N/A	N/A	N/A

2For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.